Exhibit (p)(i)
                                STRATUS FUND INC.
                                 CODE OF ETHICS


                                 September 2007


               WHEREAS, Stratus Fund, Inc. (the "Fund") is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

               WHEREAS, Rule 17j-1 under the 1940 Act requires the Fund to adopt a Code of Ethics (the "Code"); and

               WHEREAS, this Code extends to every executive officer and director of the Fund as well as any employee of the Fund who is involved in or obtains information concerning the purchase or sale of securities by the Fund's investment portfolios, whether as a result of security analysis or making purchase or sale recommendations, executing trading orders, portfolio management, or otherwise; and

               WHEREAS, the reputation and integrity of the Fund are dependent upon maintaining the highest possible standards of conduct in the Fund's public and private relationships; and

               WHEREAS, the business operations and portfolio transactions of the Fund must be conducted in a manner that avoids conflicts of interest or even the appearance of such conflicts; and

               NOW THEREFORE, the Fund hereby adopts the following Code of Ethics (the "Code"), effective as of December 1, 2001.

I.      PURPOSE OF THE CODE

        A. This Code is intended to maintain the highest standards of ethical conduct for the personnel of the Fund. In doing so, this Code addresses three primary areas of concern:

               o Observing the general anti-fraud provisions of the Federal Securities laws.

               o Avoiding conflicts with the interest of the Fund or the appearance of such conflicts.

               o Avoiding trading on the basis of material non-public information or information about securities transactions made or being considered for the Fund.

        B. The Code is based on the principle that personnel of the Fund are fiduciaries to the Fund. Accordingly, Fund personnel must avoid activities, interests, and relationships that might interfere or appear to interfere with their ability to make decisions in the best interests of the Fund. At all times Fund personnel must:

               o      PLACE THE INTERESTS OF THE FUND FIRST.

               o      AVOID TAKING INAPPROPRIATE ADVANTAGE OF THEIR POSITION.

               o CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS IN FULL COMPLIANCE WITH THIS CODE, INCLUDING ALL PRE-CLEARANCE AND REPORTING REQUIREMENTS.

        C. You must not take any action that could cause even the appearance that an unfair or improper action has been taken. You must follow the policies set forth in this Code and you must resolve doubtful situations in favor of the Fund. Any questions concerning this Code should be addressed to the Compliance Officer.

II.     DEFINITIONS

               Listed below are definitions for some of the terms used in this Code, many of which are defined by law:

        "ACCESS PERSON" means any director or officer of the Fund, or any employee of the Fund who is an Advisory Person of the Fund, and any natural person in a control relationship to the Fund who obtains information concerning recommendations made to or by the Fund with respect to the purchase or sale of a Security by the Fund.

        "ADVISORY PERSON" means any officer, director or employee of the Fund (or any company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes, participates in, or obtains any information regarding the purchase or sale of Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases and sales of Securities.

        "AUTOMATIC INVESTMENT PLAN" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

        "BENEFICIAL OWNERSHIP/BENEFICIAL OWNER" means any person who has or shares, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, a direct or indirect pecuniary interest in a Security. "Pecuniary Interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the security. "Indirect Pecuniary Interest" includes, but is not limited to, Securities held by members of your immediate family who share your household, including your spouse, children and stepchildren, parents, grandparents, brothers and sisters, and any of your in-laws.

        If you need help in determining whether you have beneficial ownership of any Security for purposes of this Code, you should consult the Compliance Officer.

        "CONTROL" means the power to exercise a controlling interest over the management or policies of a company, unless such power is solely the result of an official position. Any person is presumed to "control" a company if that person owns, directly or indirectly through one or more controlled companies, more than twenty-five percent (25%) of the voting securities of the company. Despite this presumption, a person may not be a control person if facts, other than security ownership, demonstrate that such person does not have a controlling interest. Similarly, persons owning less than twenty-five percent (25%) of the voting securities of the company may be deemed to have "control" depending on the facts and circumstances.

        "DISINTERESTED DIRECTOR" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

        "PERSONAL TRADING" means the purchase or sale of Securities by an individual for his or her own account, any other account in which he or she has a "beneficial ownership" interest, or any account "controlled" by him or her. An account is "controlled" by a person when that person decides what securities transactions will be effected for the account, either by making recommendations to the account owner or by entering orders directly with the broker handling the account.

        "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell Securities.

        "SECURITY" means any note, stock, ETF (exchange traded fund), treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, reorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security or on any group or index of securities (including any interest therein based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or generally any interest or instrument commonly known as a "security" or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

        "SECURITY HELD OR TO BE ACQUIRED BY THE FUND" means any Security which, within the most recent fifteen (15) days (i) is or has been held by the Fund, or
(ii) is being or has been considered by the Fund or its Investment Adviser for purchase by the Fund, and any option to purchase or sell, and any security convertible into or exchangeable for a Security that is or has been held by the Fund or is or has been considered by the Fund or its Investment Adviser for purchase by the Fund.

III. IDENTIFICATION OF ACCESS PERSONS

        A. The Fund will maintain a list of all Access Persons and will notify each Access Person in writing that such person is an Access Person. Once a person has been so identified, he/she shall continue to be an Access Person until otherwise notified in writing by the Fund. If such person, however, is an Access Person solely because he/she is a director of the Fund, such person shall cease to be an Access Person at the time such person ceases to be a director.

        B. Each Access Person shall be given a copy of the Code at the time such person becomes an Access Person.

IV. COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES

        A. Each Access Person shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

        B. Each Access Person shall comply strictly with procedures established by the Fund to ensure compliance with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations.

        C. Access Persons shall not knowingly participate in, assist or condone any acts in violation of any statute or regulation governing securities matters, nor any act that would violate any provision of the Code or any rules or procedures adopted thereunder.

V. CONFIDENTIALITY OF TRANSACTIONS

        A. Information relating to the Fund's portfolios and research and studies activities is confidential until publicly available. Whenever statistical information or research is supplied to or requested by the Fund, such information must not be disclosed to any persons other than as duly authorized by the president or the board of directors of the Fund. If the Fund is considering a particular purchase or sale of a Security, this must not be disclosed except to such duly authorized persons.

        B. If any Access Person should obtain information concerning the Fund's portfolios (including the consideration by the Fund of acquiring or recommending any Security for a portfolio), whether in the course of such person's duties or otherwise, such person shall respect the confidential nature of this information and shall not divulge it to anyone unless it is properly part of such person's services to the Fund to do so or such person is specifically authorized to do so by the president of the Fund.

VI. PROHIBITED TRANSACTIONS/ACTIVITIES

        A. GENERAL. As a general matter, it is a violation of Federal law and the policies of the Fund for Fund personnel to engage in any act, practice or course of business in connection with the purchase or sale of any Security held or to be acquired or sold by the Fund that violates any of the SEC's rules designed to prevent fraudulent, deceptive, or manipulative acts.

        B. UNLAWFUL ACTIONS. It is unlawful for any affiliated person of the Fund, in connection with the purchase or sale, directly or indirectly by the person of a Security held or to be acquired by the Fund:

               o To employ any device, scheme or artifice to defraud the Fund;

               o To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make statements made to the Fund, in light of the circumstances under which they are made, not misleading;

               o To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

               o To engage in any manipulative practice with respect to the Fund.

        C. FRONT-RUNNING. "Front-running" or "scalping" is defined as the practice of trading on the basis of the anticipated market effect of trades for the Fund's investment portfolios. "Front-running" and "scalping" constitute a violation of the Federal securities laws. Therefore, it is absolutely prohibited for any Advisory Person to purchase or sell a Security or a derivative thereof ("Related Security"), such as an option or warrant, for his or her personal account or any account in which he or she has a beneficial ownership interest or which he or she controls, at a time when he/she has actual knowledge that the same Security or Related Security is being considered for purchase or sale, or is being purchased or sold on behalf of the Fund.

        D. SHORT-TERM TRADING ACTIVITIES. Advisory Persons are prohibited from profiting from the purchase and sale, or the sale and purchase, within thirty
(30) calendar days, of the same Securities if Securities of the same issuer are held by the Fund. Any such trade must be reversed or the profits must be disgorged and distributed in a manner determined by the Compliance Officer.

        E. SHORT SALES. Advisory Persons are prohibited from engaging in short sales of Securities.

        F. IPO'S. Advisory Persons are prohibited from acquiring any Securities in an initial public offering, unless there is prior approval in writing by the Compliance Officer after a determination that the purchase is not likely to create any actual or potential conflict of interest.

        G. PRIVATE PLACEMENTS. Advisory Persons are prohibited from acquiring Securities in a private placement unless there is prior approval in writing by the Compliance Officer after a determination that the purchase is not likely to create any actual or potential conflict of interest.

        H. TRADING WHILE IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION. No Access Person may purchase or sell any Security, or be involved in any way in the purchase or sale of a Security, while in possession of material non-public information about the Security or its issuer, regardless of the manner in which such information was obtained, except to the extent authorized by the Compliance Officer. Furthermore, no Access Person possessing material non-public information may disclose such information to any person other than the Compliance Officer, except to the extent authorized by the Compliance Officer. This prohibition covers transactions for the Fund, as well as transactions for your personal accounts and accounts of persons in privity with you.

               "Material information" is defined as information which an investor would consider important in making an investment decision and which would substantially effect the market price of a security if generally disclosed. "Non-public information" is defined as information which has not been effectively made available to the marketplace. Material non-public information includes corporate information, such as undisclosed financial information about a corporation, and market information, such as a soon-to-be-published article about a corporation. Any questions as to whether certain information is material non-public information should be directed to the Compliance Officer.

VII. PRE-CLEARANCE REQUIREMENTS FOR PERSONAL SECURITIES TRANSACTIONS

        A. GENERAL REQUIREMENT. Advisory Persons may not engage in a personal securities transaction unless it has been pre-cleared by the Compliance Officer following a determination that the transaction does not give rise to an actual or potential conflict of interest with the Fund's activity in the same Security.

        B. PRE-CLEARANCE PROCEDURES.

                1. All Advisory Persons must obtain written approval from the Compliance Officer (or designee) BEFORE executing a personal securities transaction.

                2. Advisory Persons seeking pre-clearance of personal securities transactions must complete a Pre-Clearance Form (see Exhibit A) and submit the form to the Compliance Officer (or designee).

                3. Upon completion of the review process, the Compliance Officer will date the completed pre-clearance form and indicate whether the trade is authorized or denied.

                4. All authorized personal securities transactions must be completed within one (1) trading day following the date of approval. If the trade is not executed within this one (1) day time period, a new pre-clearance request must be submitted to the Compliance Officer (or designee).

                5. NO EXPLANATIONS ARE REQUIRED FOR REFUSALS. In some cases, trades may be rejected for a reason that is confidential. The Compliance Officer is not required to give any explanation for refusing to authorize a securities transaction.

VIII. REPORTING REQUIREMENTS

        A. INITIAL HOLDINGS REPORT. Within ten (10) days of employment or of becoming an Access Person, Access Persons must provide a complete list in the form of Exhibit B indicating (i) the title, number of shares and principal amount of each Security in which the Access Person had any direct or indirect beneficial ownership at the time the person became an Access Person (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person and (iii) the date the report is submitted. Information provided must be current as of a date no more than 45 days prior to the date the person becomes an Access person.

        B. ANNUAL HOLDINGS REPORTS. By July 30 of each year, each Access Person must file with the Compliance Officer an annual update to his or her Securities holdings report which update must be current as of June 30 of each year. All employees must also execute and provide to the Compliance Officer an annual certificate of compliance with the Code and any policies adopted thereunder.

        C. QUARTERLY TRANSACTION REPORTS. No later than ten (10) days after the end of a calendar quarter, each Access Person must submit a quarterly transaction report in the form of Exhibit C containing the following information:

                1. The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Security involved;

                2. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                3. The price of the Security at which the transaction was effected;

                4. The name of the broker, dealer or bank with or through which the transaction was effected; and

                5. The date that the report is submitted by the Access Person.

               In addition, with respect to any account established by the Access Person in which any Securities were held during the quarter for the direct or indirect benefit of the Access Person, such Access Person must submit a report to the Compliance Officer containing the following information:

                1. The name of the broker, dealer or bank with whom the Access Person established the account;

                2. The date the account was established; and

                3. The date that the report is submitted by the Access Person.

IX. EXCEPTIONS TO PRE-CLEARANCE AND REPORTING REQUIREMENTS

        A. EXEMPT SECURITIES. Personal securities transactions in the following Securities are not subject to either the pre-clearance requirements or the reporting requirements set forth in Sections VII and VIII of this Code.

               o      Open-end mutual funds.

               o      U.S. (Federal) government securities.

               o      Money market instruments (as defined by the Compliance
                      Officer).

        B. DISINTERESTED DIRECTORS. Disinterested Directors of the Fund are not subject to the reporting requirements set forth in Section VIII of this Code unless the director knew, or in the ordinary course of fulfilling his or her official duties as a Fund director should have known, that during the fifteen
(15) day period immediately before or after the director's transaction in a Security, the Fund purchased or sold the Security, or the Fund or its investment adviser considered purchasing or selling the Security.

        C. DELEGATED DISCRETIONARY ACCOUNTS. Pre-clearance is not required for transactions over which the person does not have direct or indirect control or influence (i.e., trades in a blind trust or discretionary trades in which the person is neither consulted nor contacted regarding the trade before it is executed).

        D. DUPLICATE BROKER CONFIRMATIONS OR ACCOUNT STATEMENTS. Access Persons need not make Quarterly Transaction Reports under Section VIII(C) of the Code if the report would duplicate information contained in broker trade confirmations or account statements received by the Fund in the time period required by
Section VIII(C) of the Code.

        E. ACCESS PERSONS SUBJECT TO OTHER CODES OF ETHICS. Any Access Person who would otherwise be subject to this Code shall not be subject to its prohibitions or requirements if such person is subject to a code of ethics described in Section XII of this Code.

        F. AUTOMATIC INVESTMENT PLANS. Pre-clearance and transaction reports are not required for transactions (purchases or redemptions) set up in an Automatic Investment Plan.

X. DEALINGS WITH PERSONS WHO DO BUSINESS WITH THE FUND

        A. No Access Person may seek or accept from any person that does business with the Fund any item of material value or preferential treatment that is or appears to be connected with the Fund directing business to that person.

        B. For purposes of this prohibition, "items of material value" shall include but not be limited to:

               o gifts amounting in value to more than $100 per person, per year; and

               o payment or reimbursement of travel expenses, including overnight lodging, in excess of $100 per person, per year.

        C. "Items of material value" shall not include:

               o An occasional meal, a ticket to a sporting event or the theater or comparable entertainment, which is not conditioned on directing business to the firm that provided such meal or entertainment and is neither so frequent nor so extensive as to raise any question of propriety; or

               o An unconditional gift of a typical item of reminder advertising such as an ink pen with the name of the advertiser inscribed, a calendar pad or other gifts amounting in value to not more than $100 per person, per year.

XI. ADMINISTRATION OF THE CODE

        A. APPROVAL AND AMENDMENT. The board of directors of the Fund, including a majority of Disinterested Directors, must approve the Code of Ethics of the Fund and any material changes to the Code. Before approving the Code or any material changes to the Code, the board of directors of the Fund must receive a certification from the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code. The board of directors of the Fund must approve a material change to the Code no later than six (6) months after adoption of the material change.

        B. COMPLIANCE OFFICER. The Fund shall designate a Compliance Officer for the Code. The Compliance Officer shall oversee compliance with the Code by officers, directors, and employees of the Fund. The Compliance Officer may designate an employee of the Fund to assist in administrative matters relating to the Code.

        C. NEW EMPLOYEES. Upon commencement of employment with the Fund, each new employee or director will receive two copies of the Code. Immediately thereafter, each such director or employee must sign, date and return one copy of the Code to the Compliance Officer. The other copy should be kept by the director or employee for his/her reference. On an annual basis, each employee must certify in writing that he/she has reviewed and understands the Code.

        D. REVIEW AND REPORTING.

                1. The Compliance Officer shall review all reports submitted pursuant to this Code and compare all reported personal securities transactions with completed portfolio transactions of the Fund and a list of securities being considered for purchase or sale by the Fund to determine whether a violation of this Code may have occurred.

                2. If the Compliance Officer determines that a violation of the Code may have occurred, he/she shall submit his/her written determination, together with a confidential monthly report and any additional explanatory material provided by the individual to the president of the Fund who shall make an independent determination as to whether a violation has occurred.

                3. If the president finds that a violation has occurred, the president shall impose upon the individual such sanction as he or she deems appropriate and shall report the violation and the sanction imposed to the board of directors of the Fund.

                4. No person shall participate in a determination of whether he/she has committed a violation of the Code or of the imposition of any sanction against himself or herself. If a securities transaction of the president is under consideration, any vice president shall act in all respects in the manner prescribed herein for the president.

                5. The Compliance Officer shall prepare and the president of the Fund shall, at least annually, submit to the board of directors a written report that describes any issues arising under the Code of Ethics or the Fund's procedures since the last report, including, but not limited to, information about material violations of the Code or Fund procedures or sanctions imposed in response to the violations, and certifies that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

        E. SANCTIONS. Violations of the Code may result in the imposition of sanctions by the SEC, other regulatory authorities or the Fund, including forfeiture of any profit from a transaction, reduction in salary and suspension or termination of employment.

        F. RECORDKEEPING REQUIREMENTS. It is the intention of the Fund to comply with the record keeping requirements of Rule 17j-1(f) under the 1940 Act, which includes maintaining:

                1. A copy of this Code and any other code which is, or at any time within the past five (5) years has been in effect;

                2. Records of any violations of this Code and actions taken as a result of such violations;

                3. Copies of each report made under this Code (i.e., reports required by Section VIII and Section XI of the Code);

                4. A record of all persons, currently or within the past five
(5) years, who are or were required to make reports under Section VIII of the Code, or who are or were responsible for reviewing these reports; and

                5. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Access Persons of securities under
Section VI(E) and (F) of the Code.

XII. INVESTMENT ADVISER'S OR PRINCIPAL UNDERWRITER'S CODE OF ETHICS

        A. The investment adviser and principal underwriter of the Fund must adopt a written code of ethics containing provisions reasonably necessary to prevent its Access Persons from engaging in any unlawful conduct. The board of directors of the Fund, including a majority of the Disinterested Directors, must approve the code of ethics of each investment adviser and principal underwriter to the Fund, and any material changes to these codes. Before approving a Code or any amendment to a Code, the board of directors must receive a certification from the investment adviser and principal underwriter that it has adopted procedures reasonably necessary to prevent Access Persons from violating the investment adviser's or principal underwriter's code of ethics. The board of directors must approve a material change to a Code no later than six months after adoption of the material change.

        B. Each investment adviser (including, where applicable, any sub-adviser) and principal underwriter of the Fund shall:

                1. Submit to the board of directors of the Fund a copy of its code of ethics adopted pursuant to Rule 17j-1;

                2. Promptly report to the Fund in writing any material amendments to such code;

                3. Promptly furnish to the Fund upon request copies of any reports made pursuant to such code by any person who is an Access Person as to the Fund;

                4. Immediately furnish to the Fund, without request, all material information regarding any violation of such code by any person who is an Access Person as to the Fund; and

                5. At least annually, furnish a written report to the Fund's board of directors that (i) describes any issues arising under its code of ethics or procedures since the last report, including, but not limited to, information about material violations of the code or procedures or sanctions imposed in response to the violations, and (ii) certifies that the investment adviser, sub-adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating its code of ethics.

                                  CERTIFICATION

               I have read the Stratus Fund, Inc.'s Code of Ethics in its entirety and I understand it. I agree to comply fully with all of its provisions. Further, I agree to certify in writing that I have complied with the terms of this Code of Ethics on an annual basis.


                                           ------------------------------------
                                           Printed Name

                                           ------------------------------------
                                           Date

                                           ------------------------------------
                                           Signature

                                    EXHIBIT A


          PERSONAL SECURITY TRANSACTION PRE-CLEARANCE AND APPROVAL FORM

                                                       Date: ___________________


Pre-clearance is requested for a transaction involving

________________________________________________________________________________
                      (name of issuer and type of security)

for my personal account, or an account in which I am a beneficial owner and for which I exercise investment discretion. Pre-clearance for this transaction is requested for the account of _________________________________________________
                                                     (name)


This transaction will be effected through ______________________________________
                                            (name of broker, dealer or bank)

I hereby represent I have no material nonpublic information with respect to the issuer of such security.

I understand this pre-clearance is valid only for transactions on the date shown below.

                                                   ____________________________
                                                            (signature)

                                                   ____________________________
                                                               Date


The foregoing transaction is hereby approved.

STRATUS FUND, INC.


By:____________________________


Date:__________________________

                                    EXHIBIT B

                                  CONFIDENTIAL

                                    Report to
                               Stratus Fund, Inc.
                             of Securities Holdings



NAME: __________________               For the Year Ended ______                 Initial Report ____________


NAMES OF SECURITY      TYPE OF     SECURITY TICKER AND/OR CUSIP         QUANTITY(# OF SHARES)/PRINCIPAL AMOUNT HELD
-----------------      -------     ----------------------------         -------------------------------------------






NAME OF ANY BROKER, DEALER OR BANK IN WHICH ANY SECURITIES ARE HELD FOR YOUR DIRECT OR INDIRECT BENEFIT:
--------------------------------------------------------------------------------------------------------





I hereby represent that I had no material nonpublic information with respect tothe issuers of the securities covered by this report and that I have reported all holdings that I am required to report.


                                                     ------------------------            ----------
                                                        Signature                           Date

Please return to the Compliance Officer of the Company.
Date Report Submitted ________________

                                    EXHIBIT C

                                  CONFIDENTIAL

                                    Report to
                               Stratus Fund, Inc.
                           of Securities Transactions

NAME: _________________                   For the Quarter Ended _______________

             Ticker or
              CUSIP                         Interest Rate
Name of      Type of       Quantity or          and          Nature of     Unit    Broker, Dealer or Bank    Date of
Security     Security    Principal Amount   Maturity Date   Transaction   Price    Effecting Transaction   Transaction
--------     --------    ----------------   -------------   -----------   -----    ---------------------   ------------
------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

------------ ------------ ----------------- -------------- ------------- -------- ----------------------- -------------

I hereby represent that I had no material nonpublic information with respect to the issuers of the securities covered by this report.

Check if the following is applicable:

__ This report shall not be construed as an admission that I have any direct or any indirect beneficial ownership in the security.

I have reported all transactions which I am required to report. I have omitted any transactions in federal government securities, money market instruments, open-end mutual funds (NOTE: transactions in closed-end funds must be reported) or automatic reinvestment plans, or purchases through the exercise of pro-rata rights.


------------------------   ----------
Signature                  Date

Please return to the Compliance Officer of the Company.

Date Report Submitted _______________________





                                       C-2